Exhibit 10.3



                              Amended and Restated
                              CompuDyne Corporation
                     1996 Stock Incentive Compensation Plan
                                  for Employees

                                Amendment 2007-1

                  WHEREAS, CompuDyne Corporation (the "Company") maintains the Amended and Restated CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to allow cashless exercises of options; and

                  WHEREAS, pursuant to Section 11(a) of the Plan, the Board has the authority to adopt such an amendment to the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective August 2, 2007 , as follows:

                  4. A definition of "Cashless Fair Market Value" is added to Section 2 of the Plan to read as follows:

                  " `Cashless Fair Market Value' shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Cashless Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. A "business day" is any day , other than Saturday or Sunday, on which the relevant market is open for trading."

                  5. The second sentence of Section 7(f) of the Plan is herby deleted and replaced in full with the following:

                  "Any person exercising an Option shall tender the full purchase price of the shares he/she has elected to purchase on the date specified by him/her for completion of such purchase in accordance with this Plan. Payment of the Option exercise price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the date of grant, in shares of Common Stock duly

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                  owned by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances), valued at the Cashless Fair Market Value on the date of exercise or
                  (iii) unless otherwise determined by the Committee on or after the date of grant, by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Cashless Fair Market Value on the date of exercise. Nothing contained in this Plan shall prevent or prohibit an optionee from exercising his or her Options under a broker-facilitated transaction pursuant to which the broker remits the exercise price to the Company from the proceeds of a sale transaction."

                  6. A new sentence is added to the end of Section 10(f) of the Plan to read as follows:

                  "The recipient of an Option may satisfy this requirement by remitting to the Company in cash or by check the amount of such tax withholding, or a number of shares of Common Stock, either previously owned, or acquired upon the exercise of the Option, having an aggregate Cashless Fair Market Value as of the tax date equal to the amount of such tax withholding."

                  7. All other terms and provisions of the Plan shall remain in full force and effect.

                  Executed this  2nd   day of        August          , 2007.
                                ------        -----------------------

                                             COMPUDYNE CORPORATION



                                             By:   /s/ Geoffrey F. Feidelberg
                                                --------------------------------
                                                  Geoffrey F. Feidelberg
                                                  Chief Financial Officer